Exhibit 10.1
PERFORMANCE STOCK UNIT AWARD AGREEMENT
NEOGENOMICS, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN

NeoGenomics, Inc. (the “Company”) grants to the Grantee named below (“you”) the number of performance stock units (“PSUs”) set forth below (the “Award”) under the Company’s Amended and Restated Equity Incentive Plan (the “Plan”). The PSUs shall be considered RSUs for purposes of the Plan.

Plan:	NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as currently amended effective May 27, 2021 and as may be amended by the Committee in the future.
Defined Terms:	As set forth in the Plan, unless otherwise defined in this Agreement.
Grantee:	[●]
Grant Date:	[●]
Number of PSUs Granted:	[●]
Definition of PSU:	Each PSU will entitle you to receive one Share at such future dates and subject to such terms as set forth in this Agreement.
Vesting Schedule:
Subject to the terms of the Plan and this Agreement, the PSUs shall become earned and vested, and Shares shall be issued in settlement of the vested PSUs, if you have not incurred a Separation from Service prior to [●] (the “Vesting Date”). The number of PSUs that shall become earned and vested on the Vesting Date shall be determined as follows:

(i) If the 20-day trailing trading day average price of a Share, as quoted on a national securities exchange (the “Measurement Price”) on [●] achieves the values set forth in the table below, the number of PSUs determined in accordance with such table shall be banked and shall become earned and vested on the Vesting Date if you have not incurred a Separation from Service prior to the Vesting Date:

Per Share Measurement Price     Number of PSUs
           $[●]     [●]
           $[●]     [●]

The number of PSUs to that may become banked shall be linearly interpolated if the Measurement Price is between $[●] and $[●].

(ii) As of [●], the greater of (1) the number of PSUs banked under paragraph (i) above and (2) the number of PSUs determined based on the Measurement Price on [●] as set forth in the table below shall be banked and shall become earned and vested on the Vesting Date if you have not incurred a Separation from Service prior to the Vesting Date:

Per Share Measurement Price     Number of PSUs
           $[●]     [●]
           $[●]     [●]

The number of PSUs to that may become banked shall be linearly interpolated if the Measurement Price is between $[●] and $[●].

(iii) As of the Vesting Date, the greater of (1) the number of PSUs banked under paragraph (i) above, (2) the number of PSUs banked under paragraph (ii) above and (3) the number of PSUs determined based on the Measurement Price on the Vesting Date as set forth in the table below shall become vested and earned on the Vesting Date if you have not incurred a Separation from Service prior to the Vesting Date:

Per Share Measurement Price     Number of PSUs
           $[●]     [●]
           $[●]     [●]
           $[●]     [●]

The number of PSUs to that may become earned and vested shall be linearly interpolated if the Measurement Price is between $[●] and $[●] or between $[●] and $[●].

The Company, in the Culture and Compensation Committee’s sole discretion, shall determine the number of PSUs that may become banked or earned and vested as of any applicable date and may make such adjustments for any stock splits or similar changes in capital structure that it determines to be necessary or appropriate in its sole discretion.

The maximum number of PSUs that may become vested is $[●]; if the Measurement Price on the Vesting Date exceeds $[●], you shall not be entitled to any additional PSUs. Further, if you incur a Separation from Service prior to the Vesting Date, no PSUs will become earned and vested, regardless of the extent to which PSUs have been banked prior to your Separation from Service and regardless of the Measurement Price on the Vesting Date.

Acceleration of Vesting upon Separation from Service or Change in Control:	See Exhibit A

By signing below, you agree that the Award is granted under and governed by the terms of the Plan and this Performance Stock Unit Award Agreement (including the attached Performance Stock Unit Award Terms and Conditions) (the “Agreement”), as of the Grant Date. The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). A Prospectus describing the Plan has been delivered to you. The Plan itself is available upon request.
GRANTEE                        NEOGENOMICS, INC.
Sign Name: [●]                        Sign Name: [●]
Print Name: [●]                     Print Name: [●]
                            Title: [●]

Exhibit A
Treatment upon Separation from Service or Change in Control
    (a)    Treatment upon Separation from Service. If you have a Separation from Service for any reason other than as specified in subparagraphs (i) or (ii) below, any PSUs that have not become earned pursuant to the schedule specified under “Vesting Schedule” in the table at the beginning of this Agreement prior to your Separation from Service shall be immediately cancelled and forfeited as of the date of the Separation from Service in their entirety, and you will not be entitled to any payment with respect to such PSUs.

        (i)    Death or Disability. If you have a Separation from Service due to your death or Disability, any unearned PSUs shall become immediately earned and vested as of the date of such Separation from Service to the extent that the applicable Absolute TSR Goal has been satisfied as of the date of your Separation from Service.

        (ii)    Change in Control. If (A) a Change in Control occurs, (B) on or after the Change in Control and on or before the first anniversary of the Change in Control either (1) you have a Separation from Service by action of the Company or your employing Subsidiary for any reason other than Cause (excluding due to your death or Disability) or (2) you have a Separation from Service for Good Reason, and (C) the Measurement Price determined as of the Change in Control is $[●] or higher, then a portion of the unearned PSUs shall become immediately earned and vested as of the date of your Separation from Service. The number of unearned PSUs to become earned and vested shall be determined by applying the greater of (A) the actual Measurement Price as of your Separation from Service or (B) $[●] to determine the extent to which the applicable Measurement Price metrics set forth in paragraph (iii) under the Vesting Schedule section have been satisfied as of the date of your Separation from Service. If the actual Measurement Price as of your Separation of Service is below the $[●], no portion of the unearned PSUs will vest.

    (b)    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

        (i)    “Cause” shall be as defined in any agreement between you and the Company or, if you are not a party to any agreement with the Company that defines “Cause,” “Cause” shall mean any of the following, as determined by the Committee, in its sole discretion:

(A)failure to materially perform and discharge your duties and responsibilities after receiving written notice allowing you ten (10) business days to create a plan to cure such failure(s), such plan being acceptable to the Chief Executive Officer of the Company, and a further thirty (30) days to cure such failure(s), if so curable, provided, however, that after one such notice has been given to you and the thirty (30) day cure period has lapsed, the Company is no longer required to provide time to cure subsequent failures under this provision;
(B)any breach by you of the material provisions of any service or employment agreement between you and the Company;
(C)misconduct that, in the good faith opinion and sole discretion of the Committee, is injurious to the Company;
(D)your felony conviction involving personal dishonesty or moral turpitude, or a determination by the Board, after consideration of all available information, that you have willfully and knowingly violated Company policies or procedures involving discrimination, harassment, or workplace violence;
(E)engagement in illegal drug use or alcohol abuse that prevents you from performing your duties in any manner;
(F)any misappropriation, embezzlement, or conversion of the Company’s opportunities or property by you; or
(G)willful misconduct, recklessness, or gross negligence by you in respect of your duties or obligations under this Agreement and/or any service or employment agreement between you and the Company.

        (ii)    “Change in Control” shall mean the occurrence of any of the following events:

(A)any “person” or “group” (as defined in Section 13(d) and 14(d) of the Exchange Act) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Company representing more than fifty percent (50%) of the voting power of the total voting stock of the Company;
(B)the consummation of a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation;
(C)the stockholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(D)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new member of the Board (other than a member of the Board designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (A), (B), or (C) of this definition of “Change in Control”) whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.
(iii)    “Good Reason” shall be as defined in any agreement between you and the Company or, if you are not a party to any agreement with the Company that defines “Good Reason,” “Good Reason” shall mean any of the following, provided that you provide written notice to the Company setting forth the Good Reason condition in reasonable detail within ninety (90) days of the date on which the Good Reason condition arose, the Company fails to cure such Good Reason condition within thirty (30) days after receipt of such written notice, and you in fact terminate your employment within thirty (30) days after the Company fails to cure such Good Reason condition:

(A)a material diminution in your base salary;
(B)a material diminution in your authority, duties, or responsibilities; or
(C)a change of more than fifty (50) miles in the geographic location at which you must perform services.
        (iv)    “Separation from Service” means the termination of your employment or other service relationship with the Company and its Subsidiaries.

PERFORMANCE STOCK UNIT AWARD TERMS AND CONDITIONS
1.Grant of PSUs.
(a)    The Award is subject to the terms of the Plan and this Agreement. The terms of the Plan are incorporated into this Agreement by this reference.
(b)    You must accept the terms of this Agreement by returning a signed copy to the Company within 60 days after the Agreement is presented to you for review. The Committee may unilaterally cancel and forfeit the Award in its entirety if you do not accept the terms of this Agreement.
(c)    As of the Grant Date, the Company grants to you the number of PSUs set forth in the table at the beginning of this Agreement. Each PSU shall entitle you to receive one Share, at such future date or dates and subject to such terms and conditions as set forth in the Agreement.
2.Restrictions.
    (a)    PSUs constitute an unfunded and unsecured obligation of the Company. You shall have no rights or privileges of a Company stockholder as to the PSUs prior to settlement in accordance with Section 5 of these Terms and Conditions (“Settlement”), including no right to vote or receive dividends or other distributions with respect to the PSUs. In addition, the following provisions shall apply:
(i)    you shall not be entitled to delivery of a certificate or certificates for Shares in connection with the PSUs until Settlement (if at all), and upon the satisfaction of all other applicable conditions;
(ii)    none of the PSUs may be sold, transferred (other than by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of prior to Settlement; and
(iii)    you shall forfeit all of the PSUs and all rights under the PSUs shall terminate in their entirety on the terms and conditions set forth in Section 4 below.
    (b)    Any attempt to dispose of the PSUs or any interest in the PSUs in a manner contrary to the restrictions set forth in the Agreement shall be void and of no effect.
3.Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the PSUs, or such applicable portion of the PSUs, are deemed vested under the terms set forth in table at the beginning of this Agreement.
4.Forfeiture. If, during the Restricted Period, (i) you have a Separation from Service, except as otherwise provided in Exhibit A to the Award notice, (ii) you materially breach this Agreement, or (iii) you fail to meet the tax withholding obligations described in Section 6 below, all of your rights to any PSUs that have not previously been paid will terminate immediately and be forfeited in their entirety.
5.Settlement of PSUs. Delivery of Shares or other amounts under this Agreement shall be subject to the following:
(a)    The Company will deliver to you one Share for each PSU that has vested and not otherwise been forfeited within 30 days after the end of the applicable Restricted Period;
(b)    Any issuance of Shares under the Award may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.
In addition, any stock certificate or certificates for any Shares shall be subject to any stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

6.Tax Liability and Withholding.
(a)    You will be required to pay to the Company, and the Company will have the right to deduct from any compensation paid to you pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit you to satisfy any federal, state, or local tax withholding obligation by any of the following means, or by a combination of such means:
    (i)    cash;
    (ii)    surrender of already-owned shares of Common Stock that you have held for the period required to avoid a charge to the Company’s reported earnings; or
    (iii)    withholding of shares of Common Stock otherwise issuable.
(b)    Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is owed by you and will remain your responsibility. The Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items under the Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate your liability for Tax-Related Items.
(c)    You will be required to meet any applicable tax withholding obligation in accordance with the tax withholding provisions of Section 18 of the Plan (or any successor provision).
7.Adjustment. Upon any event described in Section 22 of the Plan (or any successor provision) occurring after the Grant Date, the adjustment provisions of that section will apply to the Award.
8.Bound by Plan and Committee Decisions. By accepting the Award, you acknowledge that you have received a copy of the Plan, have had an opportunity to review the Plan, and agree to be bound by all of the terms of the Plan. If there is any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all persons (as “persons” is defined in Section 13(d)(3) of the Exchange Act).
9.Your Representations. You represent to the Company that you have read and fully understand this Agreement and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of the Award.
10.Regulatory and Other Limitations on the PSUs. Notwithstanding anything else in this Agreement, the Committee may impose conditions, restrictions, and limitations on the issuance of shares of Common Stock under the Award unless and until the Committee determines that the issuance complies with (a) all registration requirements under the Securities Act, (b) all listing requirements of any securities exchange or similar entity on which the Common Stock is listed, (c) all Company policies and administrative rules, and (d) all applicable laws.
11.Miscellaneous.
(a)    Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service (postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time.
(b)    Waiver. The waiver by any party to this Agreement of a breach of any provision of the Agreement will not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company related to the Award. Any prior agreements, commitments, or negotiations concerning the Award are superseded.

(d)    Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. Your obligations and rights under this Agreement will be binding upon and inure to your benefit and the benefit of your beneficiaries, executors, administrators, heirs, and successors.
(e)    Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement will be construed and interpreted in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Nevada. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, you hereby submit to and consent to the exclusive jurisdiction of the State of Florida and agree that any related litigation must be conducted solely in the courts of Lee County, Florida or the federal courts for the United States for the Middle District of Florida, where this Agreement is made and/or to be performed, and no other courts. You may be served with process in any manner permitted under State of Florida law, or by United States registered or certified mail, return receipt requested.
(f)    Amendment. This Agreement may be amended at any time by the Committee, except that no amendment may, without your consent, materially impair your rights under the Award.
(g)    Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of the Agreement, and each other provision will be severable and enforceable to the extent permitted by law.
(h)    No Rights to Service. Nothing in this Agreement will be construed as giving you any right to be retained in any position with the Company or its Affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its Affiliates—which are expressly reserved—to remove, terminate, or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and applicable law.
(i)    Section 409A. The Award is intended to be exempt from (or in the alternative to comply with) Section 409A of the Code (“Section 409A”) to the extent subject thereto, and this Agreement will be administered and interpreted consistently with that intent. This paragraph will not be construed as a guarantee of any particular tax effect for your benefits under this Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A or any other provision of the Code. Neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any additional tax or penalty on you under Section 409A and neither the Company nor the Committee will have any liability to you for such tax or penalty.
(j)    Further Assurances. You must, upon request of the Company or the Committee, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company or the Committee to implement the provisions and purposes of this Agreement.
(k)    Clawback. The Award is subject to Section 37 of the Plan, regarding the recovery (clawback) of compensation in connection with certain financial restatements.
(l)    Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company.